UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2004

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Delaware (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)

(503) 684-7000
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events.

     On December 13, 2004 Alan James, a director and former Chairman of the Board of Directors and holder of 28.5% of The Greenbrier Companies, Inc. (the “Company”) outstanding common shares forwarded a letter (the “Letter”) to the Board of Directors alleging that certain directors or officers of the Company and the Company’s regular outside legal counsel, among other things, violated the securities laws in connection with the manner in which an inquiry (the “Inquiry”) was conducted by the Audit Committee of the Board of Directors (the “Audit Committee”). The Company and the Audit Committee firmly believe that the allegations are without merit and intend to defend against them vigorously.

     During the past 15 months, Mr. James has made numerous demands for documents and has requested on multiple occasions that the Company conduct independent investigations of possible impropriety. The Company has devoted substantial resources to responding to Mr. James’ repeated demands.

     This current Inquiry relates to the accounting for the Company’s European operations, the same subject matter reviewed by the Audit Committee in 2003 at Mr. James’ request. To date, no specific improper accounting treatment has ever been alleged, nor has any specific amount or inaccurate accounting entry been identified or asserted by Mr. James. As of this date none of Mr. James’ document requests or requests for investigations, and the Company’s responses thereto, has resulted in the Company making any changes in the Company’s reported results of operations, financial position or cash flows as presented in its consolidated financial statements. The Company continues to stand behind the integrity of its consolidated financial statements.

     In his Letter, Mr. James, among other things, alleges that the manner of conducting the current Inquiry was defective because the Audit Committee did not engage independent legal counsel to conduct the current Inquiry, but instead relied on its longstanding regular outside legal counsel who is also the Secretary of the Company. Mr. James further alleges that the report of the Audit Committee of the results of its Inquiry to the full Board of Directors (the “Report”) includes materially false and misleading statements and material omissions and that the directors and officers of the Company who were involved in preparing and delivering the Report and related documents to Deloitte & Touche LLP, the Company’s auditors, provided Deloitte & Touche LLP with such Report for the purpose of inducing Deloitte & Touche LLP to release its audit report on the Company’s financial statements included in the Company’s most recent annual report on Form 10-K. The Letter further alleges that such actions of the directors or officers violated Section 303 of the Sarbanes-Oxley Act of 2002, Section 13(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13(b)2-2 under the Exchange Act by providing Deloitte & Touche LLP with materially false and misleading statements and material omissions in connection with its audit of the Company’s financial statements. Mr. James in the Letter demands, among other actions, that the Company conduct an independent investigation with independent counsel of the Inquiry and any alleged violations of law by directors or officers of the Company. In addition, Mr. James in the Letter demands that the Company amend its recently filed registration statement on Form S-3 to reflect the concerns of Mr. James and that the Company not sell any securities until such investigation is completed and any remedial actions have been implemented. In response to the Letter, the Company has reported the allegations made by Mr. James to the staff of the Securities and Exchange Commission (the “SEC”).

     The Company and its Audit Committee believe that the current Inquiry was properly conducted and the scope and procedures used in the Inquiry were sufficient to address Mr. James’ concerns regarding accounting issues related to the Company’s European operations and do not believe retention of independent counsel was required or warranted under the circumstances.

     The Company continues to maintain that its consolidated financial statements have been properly prepared in conformity with accounting principles generally accepted in the United States of America and fairly present the Company’s financial position, results of operations and cash flows. Further, the Company and its Audit Committee also continue to maintain that in connection with the current Inquiry, the information provided to Deloitte & Touche LLP was not false or misleading and did not contain material omissions. The chronology of events prior to and surrounding the current Inquiry is detailed below.

Chronology of Events Surrounding the Current Inquiry

1. In approximately 2002, Mr. James became more critical of the Company’s management and its policies, and retained Relational Advisors to advise him in connection with his director’s duties and other, undisclosed objectives. Relational Advisors holds itself out to be experts in matters of corporate control. Subsequent to that Mr. James retained two separate law firms experienced in corporate governance and change of control matters, including Mr. George Chelius, a lawyer who has done legal work for the Company, to advise him on undisclosed matters concerning the Company and Mr. James’ interest in the Company.

2. In September of 2003, Mr. James expressed concern to Benjamin Whiteley, the then Chairman of the Audit Committee, regarding the accounting for European operations including changes in reserves. Mr. James’ concerns arose from tape recordings (the “Tapes”), which were played for Mr. Whiteley, of certain voice mail messages made by William Furman in May of 2003 to certain members of the Company’s management including members of the Company’s accounting staff. According to Mr. James, Mr. Furman in the Tapes put undue pressure on such employees to deliver improved financial results including pressing such employees to reset reserves to enhance earnings. Mr. Furman, management of the Company and accounting staff of the Company deny Mr. James’ allegations. Upon learning of the Tapes, Mr. Whiteley advised Deloitte & Touche LLP of Mr. James’ concerns and asked that they consider these concerns during performance of their audit of the European operations, including accounting for reserves, in conjunction with their audit of the Company’s consolidated financial statements for the year ended August 31, 2003. In November 2003, Deloitte & Touche LLP reported to the Audit Committee the results of its audit of the Company and its audit of the European operations, including its reserves, and issued an unqualified opinion for the financial statements for the year ended August 31, 2003. Results of Deloitte & Touche LLP’s emphasis on European operations were communicated by the Audit Committee to the full Board of Directors, including Mr. James, at the November 2003 meeting. On the same day, Mr. James signed the Company’s Annual Report on Form 10-K for the year ended August 31, 2003. Subsequently, Mr. James also approved the filing of the Company’s Quarterly Report on Form 10-Q for each of the first three fiscal quarters of 2004.

3. On August 6, 2004, Mr. James requested documents in 18 different categories including, among other items, expense reimbursements of officers and directors and various documents related to European operations. Copies of documents comprising approximately 23,000 pages were delivered to Mr. James.

4. On August 12, 2004, Mr. James advised counsel to the Company that he was concerned that certain officers and directors of the Company might have engaged in illegal insider trading. In response the Audit Committee acting as a Qualified Legal Compliance Committee (“QLCC”) in accordance with SEC Rule 205.2(k) engaged independent counsel to conduct an investigation of the insider trading violations. Independent counsel reported the results of its investigation to the QLCC in November 2004. Based on such report of independent counsel, the QLCC determined not to recommend that the Company sanction or bring claims against any of the individuals who were the subject of the investigation.

5. On August 20, 2004, upon recommendation by the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors appointed Donald A. Washburn as an additional independent member of the Board of Directors. Mr. James cast the single dissenting vote for such appointment. On August 27, 2004, Mr. James requested documents related to the Nominating and Corporate Governance Committee including all correspondence between directors and potential nominees. Copies of such documents were provided to Mr. James. On September 17, 2004, counsel to Mr. James advised counsel to the Company that Mr. James believed that the Company’s press release on August 23, 2004 regarding Mr. Washburn’s appointment to the Board of Directors was misleading with respect to the process used to elect Mr. Washburn and demanded that the Company issue a new press release correcting the alleged misstatement. In addition, in September of 2004, Mr. James made public statements criticizing the process used by the Board of Directors to elect Mr. Washburn as a director. On September 29, 2004, in response to Mr. James’ public statements criticizing the process used to elect Mr. Washburn as a director, the Company issued a further press release reaffirming the process involved in electing Mr. Washburn as a director. On September 30, 2004, Mr. James issued a press release, repeating his criticism of the process used to elect Mr. Washburn as a director. The Company firmly believes that Mr. Washburn is a well qualified independent director and that the process used to elect him was proper.

6. On September 10, 2004, Mr. James requested further documents related to the Audit Committee and its procedures and the expenses incurred by officers of the Company. Copies of such documents were provided to Mr. James.

7. On September 17, 2004, Mr. James requested additional documents related to European operations. Copies of documents comprising approximately 2,500 pages were delivered to Mr. James.

8. On September 30, 2004, Mr. James advised the Company and its auditors, Deloitte & Touche LLP, that he remained concerned about the accuracy of the Company’s financial statements and the integrity of its internal financial controls and had previously expressed his concerns regarding the Tapes and any related effect on financial results for European operations. He asserted that the Chairman of the Audit Committee had “refused to listen” to the Tapes and that the Audit Committee had “declined [his] request to inquire into the integrity of the Company’s reported financial results.” Mr. James stated that he was, with the assistance of FTI Consulting, a forensic accounting firm, conducting his own investigation of the financial results of European operations. Mr. James further requested that the filing of a shelf registration statement on Form S-3 be delayed until the completion of his investigation.

9. On October 8, 2004, counsel to Mr. James (who had been replaced as Chairman of the Board of Directors on October 5, 2004) demanded that the Audit Committee hire an independent law firm of national standing and a “big four” accounting firm other than Deloitte & Touche LLP or any other firm that had performed services for the Company to conduct an independent investigation of the potential financial mismanagement relating to the Company’s European operations brought to the attention of the Audit Committee by Mr. James.

10. In response to Mr. James’ renewed concerns regarding the Company’s financial statements, the Audit Committee with the assistance of the Company’s regular outside counsel, conducted the Inquiry in question concerning financial reporting with respect to European operations. The Audit Committee kept Deloitte & Touche LLP informed of progress with the investigation throughout the process. At the request of the QLCC, independent counsel for the QLCC asked counsel for Mr. James whether Mr. James had any specific additional information, not yet presented to the Audit Committee, which lead Mr. James to believe that the 2003 or 2004 financial statements for the Company had been prepared improperly, were not accurate or were not complete in all material respects. In response to such question counsel for Mr. James responded in relevant part as follows:

“... the audit committee ... knows what we know... We’ve received no further information since [September 29, 2004] that allows us to determine whether any particular act was proper or improper.”

The Audit Committee did not believe it was necessary or appropriate to conduct an investigation with newly hired outside counsel and another “big four” accounting firm as requested by Mr. James. On November 5, 2004, the Audit Committee apprised Deloitte & Touche LLP of its actions and the results of its Inquiry, and subsequently issued its Report to the Company’s Board of Directors. The Report concluded that the concerns expressed by Mr. James did not form a basis for concluding that the financial statements of the Company for the fiscal years ended August 31, 2003 and 2004 were not properly prepared, or are not accurate, or are not complete, in all material respects. Deloitte & Touche LLP subsequently rendered an unqualified opinion on such financial statements and the Company’s Annual Report on Form 10-K was filed without Mr. James’ signature on November 12, 2004.

11. On November 5, 2004, Mr. James, requested additional information related to expenses and reimbursement of expenses by the Company of expenses incurred by officers and directors of the Company. The information was provided to Mr. James.

12. On November 11, 2004 Mr. James requested documents related to the Audit Committee’s previously described Inquiry and investigation of European operations. Copies of such documents were provided to Mr. James.

13. On November 15, 2004, counsel for Mr. James advised the Company that Mr. James’ investigation of the integrity of Greenbrier’s reported financial results is continuing.

     In addition to the above described investigations and document and information requests, in July of 2004, Mr. James commenced litigation in Delaware against the Company in connection with the Company’s adoption of a shareholder rights plan. Such litigation is continuing. The Company believes that the shareholder rights plan is in the best interests of all shareholders. The Company also believes that the litigation is without merit.

     The Company has incurred substantial expenses, and has spent substantial management time in responding to Mr. James’ repeated demands. The Company believes that Mr. James will continue to make document requests and will continue to demand investigations.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

99.1	Press Release dated December 16, 2004 entitled “Greenbrier Discloses Former Chairman’s Latest Charges, Says Charges Without Merit.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date:	December 16, 2004	By:	/s/ Larry G. Brady

Larry G. Brady
Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)